Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	$650,000,000(1)		$650,000,000(1)			S-3	333-238234	May 20, 2020	$22,715
	Total Offering Amounts					$650,000,000		$0.00
	Total Fees Previously Paid							—
	Total Fees Offsets							—
	Net Fee Due							$0.00

(1) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $650,000,000 previously registered hereunder are unsold (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-238234) which was initially filed with the Securities and Exchange Commission on May 13, 2020 and became effective on May 29, 2020 (the “Prior Registration Statement”) remain unsold and are hereby carried forward to this registration statement in reliance on Rule 415(a)(6) under the Securities Act., and are included in this registration statement. The Registrant paid a filing fee of $22,715 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.